                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           OSAGE SYSTEMS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            OSAGE SYSTEMS GROUP, INC.
                       1661 EAST CAMELBACK ROAD, SUITE 245
                             PHOENIX, ARIZONA 85016

                                                                  April 14, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Osage Systems Group, Inc. (the "Company") which will be held at Embassy Suites, 2630 East Camelback Road, Phoenix, Arizona on Wednesday, May 31, 2000 at 10:00 A.M. Mountain Time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked to:

         (1) approve, in accordance with applicable requirements of the American Stock Exchange, the issuance of more than 20% of the Company's outstanding Common Stock upon the conversion of outstanding debentures and the exercise of outstanding warrants at below-market prices (the debentures and warrants are collectively referred to as the "Derivative Securities");

         (2) approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to eliminate the classification of the Board of Directors into three different classes;

         (3) approve an amendment to the Certificate eliminating a supermajority voting requirement for the stockholders to amend the Certificate;

         (4) elect four (4) directors in the event that the stockholders approve the amendment to the Certificate to eliminate the classified Board of Directors, to serve a one-year term or until their successors are elected and qualified; or, in the alternative, elect two (2) directors in the event that the stockholders do not approve the amendment to the Certificate to eliminate the classified Board of Directors, to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified;

         (5) approve an amendment to the Certificate to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 100,000,000;

         (6) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (7) consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.

         Your Board of Directors recommends a vote FOR the conversion and exercise features of the Derivative Securities, FOR the proposed amendments to the Certificate, FOR the election of directors nominated, and FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Annual Report for the year ended December 31, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         We wish to thank our stockholders for their participation and support.

                                                     Sincerely,

                                                     /s/ Phil Carter
                                                     ---------------
                                                     Phil Carter
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                            OSAGE SYSTEMS GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 31, 2000

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Osage Systems Group, Inc. (the "Company") will be held at Embassy Suites, 2630 East Camelback Road, Phoenix, Arizona on Wednesday, May 31, 2000, at 10:00 A.M. Mountain Time, for the following purposes:

         At the Meeting, stockholders will be asked to:

         (1) approve, in accordance with applicable requirements of the American Stock Exchange, the issuance of more than 20% of the Company's outstanding Common Stock upon the conversion of outstanding debentures and the exercise of outstanding warrants at below-market prices (the debentures and warrants are collectively referred to as the "Derivative Securities");

         (2) approve an amendment to the Company's Certificate of Incorporation (the "Certificate") to eliminate the classification of the Board of Directors into three different classes;

         (3) approve an amendment to the Certificate eliminating a supermajority voting requirement for the stockholders to amend the Certificate;

         (4) elect four (4) directors in the event that the stockholders approve the amendment to the Certificate to eliminate the classified Board of Directors, to serve a one-year term or until their successors are elected and qualified; or, in the alternative, elect two (2) directors in the event that the stockholders do not approve the amendment to the Certificate to eliminate the classified Board of Directors, to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified;

         (5) approve an amendment to the Certificate to increase the number of shares of Common Stock the Company is authorized to issue from 50,000,000 to 100,000,000;

         (6) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (7) consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Annual Report for the year ended December 31, 1999 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         Only stockholders of record as of the close of business on April 5, 2000 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                         By Order of the Board of Directors,


                                         /s/ Phil Carter
                                         ---------------
                                         Phil Carter
                                         Chairman of the Board and
                                         Chief Executive Officer

Phoenix, Arizona
April 14, 2000

                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                            OSAGE SYSTEMS GROUP, INC.
                       1661 EAST CAMELBACK ROAD, SUITE 245
                             PHOENIX, ARIZONA 85016


                                 PROXY STATEMENT


         The enclosed proxy is solicited on behalf of the Board of Directors of Osage Systems Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at Embassy Suites, 2630 East Camelback Road Phoenix, Arizona on Wednesday, May 31, 2000 at 10:00 A.M. Mountain Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about April 14, 2000 to all stockholders entitled to vote at the Meeting.

RECORD DATE AND SHARE OWNERSHIP

         Stockholders of record at the close of business on April 5, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 12,094,395 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), were issued, outstanding and entitled to notice of and to vote at the Meeting and at any adjournment(s) or postponement(s) thereof.

REVOCABILITY OF PROXIES

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

ANNUAL REPORT

         A copy of the Company's Annual Report for the year ended December 31, 1999 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of the Company's executive office is 1661 East Camelback Road, Suite 245, Phoenix, Arizona 85016.

QUORUM AND VOTING REQUIREMENTS; SOLICITATION

         As of the Record Date for the Meeting, there were 12,094,395 shares of Common Stock outstanding. The presence at the Meeting, in person or by a proxy relating to any matter to be acted upon at the Meeting, of a majority of the outstanding shares, or 6,047,198 shares, is necessary to constitute a quorum for the Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

         Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, the Company intends to apply the principles set forth below. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions and such shares cannot otherwise be voted in accordance with applicable New York Stock Exchange regulations.

         The vote required for Proposal 1 (approving the conversion and exercise features of the Derivative Securities) and Proposal 6 (approving the auditors) is the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Meeting. Accordingly, abstentions and broker non-votes have the effect of negative votes with respect to the approval of these proposals. The vote required for Proposals 2, 3 and 5 to amend the Certificate is the affirmative vote of the majority of shares of Common Stock outstanding. Accordingly, abstentions and broker non-votes have the effect of negative votes with respect to the approval of these proposals. Nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the conversion and exercise features of the Derivative Securities, FOR the amendment to the Certificate eliminating the classified Board of Directors, FOR the amendment to the Certificate eliminating the supermajority voting requirement for the stockholders to amend the Certificate, FOR the election of directors nominated, FOR the amendment to the Certificate increasing the number of authorized shares of Common Stock, and FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors.

         The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                                   PROPOSAL 1
            APPROVAL OF THE CONVERSION FEATURE OF DEBENTURES AND THE
                          EXERCISE FEATURE OF WARRANTS

         In November 1999, the Company issued in a private placement transaction debenture units (the "Units") to Michael Lauer and three investment funds managed by him, Lancer Offshore, Inc., Lancer Partners, L.P. and Orbiter Fund, Ltd. (collectively, "Lancer"). The Units consist of 10% Convertible Subordinated Debentures in an aggregate principal amount of $3 million (the "Debentures") and warrants to purchase shares of Common Stock (the "Warrants"). The stockholders of the Company are being asked to vote to approve the conversion feature of the Debentures and the exercise feature of the Warrants in this Proposal 1.

BACKGROUND

         Despite an aggressive growth program in which revenues increased significantly during 1998 and 1999, the Company continued to incur material operating losses through the end of the third quarter of 1999. By the end of the third quarter of 1999, the Company had a significant working capital deficit and existing cash flow from operations had been unable to support the continued growth of the Company. At the same time, the Company's stock price had dropped dramatically from a range of $6.00 - $8.00 per share during the first and second quarters of 1999 to less than $0.75 per share during September 1999. Requiring a capital infusion to finance a restructuring program and raise working capital necessary for operations, the Company sought financing from a number of conventional sources. While those sources were unavailable given the Company's weakened financial position, the Company was able to secure financing (the "Financing Transaction") from Lancer, one of its principal stockholders.

OVERVIEW OF THE FINANCING TRANSACTION

         The Company sold the Debentures and Warrants for $3 million to Lancer in a private placement transaction. The completion of the Financing Transaction occurred concurrently with a change in executive management of the Company wherein current management assumed their present positions with the Company.

         Subject to the stockholders' approval, the principal amount of the Debentures, together with accrued but unpaid interest thereon, is convertible into shares of the Company's Common Stock at the conversion rate of $0.30 per share, or approximately 10,000,000 shares of Common Stock. Of the total Warrants granted as part of the Units, Warrants to purchase 10,000,000 shares of Common Stock expired on February 21, 2000. The remaining Warrants expire on February 21, 2004 and, subject to the stockholders' approval, may be exercised for up to 10,000,000 shares of Common Stock at an exercise price of $0.30 per share. The conversion rate of the Debentures and exercise price of the Warrants is equal to 80% of the closing bid price of the Company's Common Stock on the American Stock Exchange ("AMEX") on October 8, 1999, the date on which the Company agreed to sell and Lancer agreed to purchase the Debentures and Warrants. At that time, the Company was (and continues to be) listed on AMEX. Under applicable AMEX rules, stockholder approval is required for a listed company to issue common stock or securities convertible into common stock equal to 20% or more of the outstanding common stock at a price less than the greater of book and market value. Since the Debentures and Warrants are below-market securities convertible into more than 20% of the Company's outstanding Common Stock, they cannot be converted or exercised into Common Stock unless and until the stockholders have approved such features.

         As part of the Financing Transaction, the Company agreed to submit the following matters to the stockholders for their approval:

- the conversion feature of the Debentures into approximately 10,000,000 shares of Common Stock of the Company, as more fully explained in this Proposal 1;

- the exercise feature of the Warrants to purchase 10,000,000 shares of Common Stock of the Company, as more fully explained in this Proposal 1; and

- an amendment to the Company's Certificate of Incorporation eliminating provisions for a classified board of directors and other anti-takeover provisions, as more fully explained in Proposals 2 and 3 below.

         The principal amount of the Debenture is payable on or before November 22, 2001, with interest payable at the rate of ten percent (10%) per annum on a quarterly basis commencing December 31, 1999. Absent a sale of the Company, the Company does not have the right to prepay the Debentures without Lancer's consent. Interest may be paid in cash, or at the option of Lancer, in shares of Common Stock priced at $.30 per share ( the "Conversion Price"). At the option of Lancer, the Debentures are convertible into shares of the Company's Common Stock at the Conversion Price per share at any time prior to maturity, commencing once stockholder approval of the conversion feature has been obtained. However, once stockholder approval of the conversion feature has been obtained and the shares of Common Stock issuable upon the conversion of the Debentures may be resold under an effective registration statement filed with the Securities and Exchange Commission, the Debentures shall automatically convert into shares of the Company's Common Stock at the Conversion Price. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

         Pursuant to the terms of the Debentures, the Company must obtain stockholder approval for the conversion feature of the Debentures and the exercise feature of the Warrants by May 31, 2000 to avoid an event of default thereunder. In the event that the stockholders do not approve this Proposal 1, the interest rate on the outstanding principal balance of the Debentures will increase from ten percent (10%) to eighteen percent (18%), retroactive to November 22, 1999, with the default rate of interest in excess of the normal rate payable in equal monthly installments over the three month period following the event of default. The Company will not be required to repay the principal amounts advanced under the Debentures until the earlier to occur of (x) the securing by the Company of alternative financing sufficient to repay the principal obligations due thereunder; and (y) January 2, 2001; however, it would incur interest obligations at the rate of 18% of principal balance outstanding.

         On March 16, 2000, Lancer and its assignee, SPH Investments, Inc. ("SPH"), paid the Company $2,100,000 and $900,000, respectively (in the aggregate, the "Loan"), as an advance of the full exercise price under the Warrants. While the Loan is payable on demand, Lancer has agreed that it will not exercise its demand rights until the earlier to occur of: (i) January 2, 2001; or (ii) the securing by the Company of alternative financing. Upon the approval of the stockholders of Proposal 1, however, the full amount of the Loan would be automatically deemed forgiven and applied to the exercise price of the Warrants. The principal amount of the Loan does not bear interest until an event of default occurs thereunder, in which case interest shall accrue at the rate of 8% per annum. The failure of the stockholders to approve this Proposal 1 would constitute an event of default under the Loan.

         In the event that the stockholders do not approve this Proposal 1, the Company will incur an obligation to issue Lancer 25,000 shares of its Common Stock per month commencing June 2000 until the principal amounts due under the Debentures and Loan have been paid in full. The failure of the stockholders to approve this Proposal 1 may also have a material adverse effect on the Company's financial position, liquidity and operations since the Company does not presently have sufficient liquid assets available to repay the total amount outstanding under the Debentures and the Loan. Furthermore, there can be no assurances that the Company will be able to secure financing on reasonable terms, if at all, by January 2, 2001 that will provide it with the funds necessary to repay these obligations in full.


EFFECT OF APPROVAL OF PROPOSAL

         Lancer currently owns approximately 12.4% of the Company's outstanding Common Stock. On March 16, 2000, Lancer transferred to SPH the right to purchase 3,000,000 of the 10,000,000 Warrants. If this Proposal 1 is approved, Lancer will immediately have the ability to convert the Debentures into approximately 10,000,000 shares of Common Stock and exercise the Warrants for up to an additional 7,000,000 shares of Common Stock, which would result in a considerable increase in the percentage of shares of Common Stock outstanding that are beneficially owned by Lancer to approximately 57.6%, as indicated in the following chart. In addition, SPH would have the right to exercise Warrants for up to 3,000,000 shares of Common Stock, resulting in SPH beneficially owning approximately 11.2% of the Company's Common Stock, as indicated in the following chart.

                                     Ownership Before Shareholder Approval        Ownership After Shareholder Approval
                                     --------------------------------------    ------------------------------------------
                                          Shares Owned       Percentage of        Shares Owned         Percentage of
                                       Beneficially and of    Outstanding       Beneficially and        Outstanding
Name and Address                           Record (1)          Shares (2)        of Record (1)          Shares (2)
----------------                           ----------          ----------        -------------          ----------
----------------
Lancer Offshore, Inc.                      820,000(3,4)           6.8%            11,153,334(3,5)            34.7%
Kaya Flamboyan 9
Curacao, Netherland Antilles

Lancer Partners, LP                        470,000(3,6)           3.8%             3,803,332(3,7)            11.8%
475 Steamboat Road
Greenwich, CT  06830

Michael Lauer                              1,500,000(8)          12.4%              18,500,000(9)            57.6%
475 Steamboat Road
Greenwich, CT  06830

The Orbiter Fund, L.P.                                0             0%            1,666,666(3,10)             5.2%
Kaya Flamboyan 9
Curacao, Netherland Antilles

SPH Investments, Inc.                       613,500(11)           4.9%              3,613,500(12)            11.2%
648 Post Road
Wakefield, RI 02879

---------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 12,094,395 shares of Common Stock outstanding as of April 5, 2000.

(2) Based on 32,094,395 shares of Common Stock outstanding, assuming the conversion of the Debentures into 10,000,000 shares of Common Stock and the exercise of Warrants to purchase 10,000,000 shares of Common Stock.

(3) The beneficial ownership of these securities is also attributed to Michael Lauer. See Footnotes No. 8 and 9.

(4) Includes 820,000 shares of Common Stock. Does not include 3,666,667 shares of Common Stock issuable upon the exercise of Warrants, or 6,666,667 shares of Common Stock issuable upon the conversion of Debentures, none of which will vest until the Company's stockholders approve the exercise of these Warrants and the conversion of the Debentures.

(5) Includes 820,000 shares of Common Stock, 3,666,667 shares of Common Stock issuable upon the exercise of Warrants, and 6,666,667 shares of Common Stock issuable upon the conversion of Debentures.

(6) Includes 470,000 shares of Common Stock. Does not include 1,666,666 shares of Common Stock issuable upon the exercise of Warrants, or 1,666,666 shares of Common Stock issuable upon the conversion of Debentures, none of which will vest until the Company's stockholders approve the exercise of these Warrants and the conversion of the Debentures.

(7) Includes 470,000 shares of Common Stock, 1,666,666 shares of Common Stock issuable upon the exercise of Warrants, and 1,666,666 shares of Common Stock issuable upon the conversion of Debentures.

(8) Includes direct ownership of 40,000 shares and investment control of 1,460,000 shares through Mr. Lauer's role as Managing Member of Lancer Management Group LLC which is the Manager of Lancer Offshore, Inc. (820,000 shares) and Lancer Voyager Fund (170,000 shares), and Lancer Management Group, II, which is the Manager of Lancer Partners, L.P. (470,000 shares). Mr. Lauer acts as Investment Manager of each of these funds. Does not include the shares of Common Stock issuable upon the conversion of Debentures and exercise of Warrants that will not vest until the Company's stockholders approve the conversion and exercise features of those securities, which instruments will be owned of record either by Michael Lauer or funds managed by him, as follows: Warrants to purchase an aggregate 7,000,000 shares (of which 3,666,667 will be in the name of Lancer Offshore, Inc., 1,666,666 will be in the name of Lancer Partners, L.P., 833,334 will be in the name of Michael Lauer and 833,333 will be in the name of Orbiter Fund, Ltd.), or Debentures convertible into 10,000,000 shares (of which 6,666,667 will be in the name of Lancer Offshore, Inc., 1,666,666 will be in the name of Lancer Partners, L.P., 833,334 will be in the name of Michael Lauer and 833,333 will be in the name of Orbiter Fund, Ltd.).

(9) Includes direct ownership of 40,000 shares and investment control of 1,460,000 shares through Mr. Lauer's role as Managing Member of Lancer Management Group LLC which is the Manager of Lancer Offshore, Inc. (820,000 shares) and Lancer Voyager Fund (170,000 shares), and Lancer Management Group, II, which is the Manager of Lancer Partners, L.P. (470,000 shares). Mr. Lauer acts as Investment Manager of each of these funds. Also includes shares of Common Stock issuable upon the conversion of Debentures and exercise of Warrants, which instruments will be owned of record either by Michael Lauer or funds managed by Mr. Lauer, as follows: Warrants to purchase an aggregate 7,000,000 shares (of which 3,666,667 will be in the name of Lancer Offshore, Inc., 1,666,666 will be in the name of Lancer Partners, L.P., 833,334 will be in the name of Michael Lauer and 833,333 will be in the name of Orbiter Fund, Ltd.), or Debentures convertible into 10,000,000 shares (of which 6,666,667 will be in the name of Lancer Offshore, Inc., 1,666,666 will be in the name of Lancer Partners, L.P., 833,334 will be in the name of Michael Lauer and 833,333 will be in the name of Orbiter Fund, Ltd.).

(10) Includes 833,333 shares of Common Stock issuable upon the exercise of Warrants, and 833,333 shares of Common Stock issuable upon the conversion of Debentures. Mr. Lauer is the investment manager for The Orbiter Fund, Ltd.

(11) Includes 416,500 shares of Common Stock and warrants to purchase 197,000 shares of Common Stock.

(12) Includes 416,500 shares of Common Stock, warrants to purchase 197,000 shares of Common Stock and Warrants to purchase 3,000,000 shares of Common Stock.

         Furthermore, if this Proposal 1 is approved, the Debentures automatically convert into shares of Common Stock once the Company registers the resale of the shares issuable upon conversion of the Debentures with the Securities and Exchange Commission. If Proposals 2 and 3 are also approved, and assuming that Lancer converts the Debentures and/or exercises the Warrants, it is likely that Lancer would have the ability by virtue of its majority ownership position to elect all of the Company's directors and amend the Company's Certificate of Incorporation. The conversion of the Debentures and exercise of the Warrants would result in the number of shares of Common Stock outstanding increasing to approximately 32,094,395, which would have a significantly dilutive effect on existing stockholders' equity.


         HALIFAX PROCEEDING

         On or about March 7, 2000, Halifax commenced an action against the Company and Lancer in the Supreme Court of the State of New York (the "Court") captioned Halifax Fund, L.P. v. Osage Systems Group, Inc., Michael Lauer, Lancer Offshore, Inc., Lancer Partners, L.P. and Orbiter Fund, Ltd., Supreme Court of the State of New York, County of New York (Index No. 600993/00). In its complaint, Halifax alleges, inter alia, that the Company breached a contractual obligation to offer Halifax a right of first refusal to participate in the Financing Transaction. Halifax is seeking relief consisting of: (i) monetary damages in excess of $23 million for the alleged breaches of contract; (ii) specific performance of the right of first refusal; (iii) injunctive relief preventing the Company from issuing shares of its common stock to Lancer upon the conversion of the Debentures and exercise of the Warrants sold in the Financing Transaction; and (iv) injunctive relief preventing the Company from soliciting stockholder approval for the Financing Transaction.

         The Company is in the process of investigating the matter and has tentatively concluded that no breach of contract occurred. The Company believes that Halifax was aware of, and had been provided with the right of first refusal offer with respect to, the Financing Transaction. The Company intends to vigorously defend the matter.

         Since the Company's investigation of the matter has not yet been completed, and since no assurances can be provided as to the ultimate outcome of litigation, particularly where fact-based disputes may arise, the Company cannot assure that it will not be subject to any liability thereunder. In the event that it is successful in asserting its claims, Halifax may be awarded relief consisting of, inter alia, the right to purchase securities of the Company on the same terms as the Debentures and Warrants offered to Lancer (in which case the Company may be caused to issue additional securities convertible into approximately 13,333,333 shares of the Company's Common Stock at prices significantly below the present trading value) or monetary damages which may, if fully awarded, exceed the Company's current asset value. Due to the initial stage of the proceedings, the Company is not able to provide any definitive guidance on this matter.

         Furthermore, it is unclear how the approval of this Proposal 1 would affect the conversion and exercise features of any additional Derivative Securities that Halifax may be awarded the right to purchase. It is possible that the Court could determine that Halifax, not Lancer, is entitled to a majority of the Debentures and Warrants, in which case Halifax may become a principal stockholder of the Company and Lancer's ownership in the Company would be proportionately reduced. On the other hand, if the stockholders do not approve Proposal 1 and Halifax successfully asserts its claims, the Court may be more likely to award monetary damages as opposed to specific performance of the right of first refusal to participate in the Financing Transaction.

         In considering Proposal 1, stockholders should consider and review the discussion in "PROPOSAL 2-AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS-Possible Anti-Takeover Effects of the Proposal."

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the holders of the Common Stock present, in person or by proxy, at the Meeting is required for the approval of the conversion feature of the Debentures and the exercise feature of the Warrants. An abstention or failure to vote on this Proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this proposal at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CONVERSION FEATURE OF THE DEBENTURES AND THE EXERCISE FEATURE
                                OF THE WARRANTS

                                   PROPOSAL 2
             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS

         The Board of Directors has unanimously approved and recommends that the stockholders adopt a resolution amending the Certificate to eliminate staggered terms of office for the Board of Directors (the "Classified Board"). At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit A. In the event that this proposal is approved, the Board of Directors will consider conforming amendments to the Bylaws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

DESCRIPTION OF PROPOSED AMENDMENT

         This Proposal would amend Article Seventh of the Certificate to eliminate the Classified Board. Article Seventh currently divides the Board of Directors into three separate classes of directors, as nearly equal in number as possible, each serving a staggered three year term and until their successors are duly elected and qualified, with each class being elected at different annual stockholder meetings. Following the effectiveness of the Proposal, the Board will not be classified and its members would not serve staggered terms. Instead, all directors would serve a one-year term and until their successors are duly elected and qualified, and all directors would be elected at every annual stockholder meeting. See "PROPOSAL 4 - ELECTION OF DIRECTORS." At present, the size of the Board of Directors may be fixed solely by action of the Board of Directors. This Proposal also provides for the ability of the stockholders to remove any director from office with or without cause by the affirmative vote of the holders of the majority of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors. At present, directors may be removed only for cause and only by the affirmative vote of two-thirds of the stockholders entitled to vote thereon.

REASONS FOR PROPOSAL

         The Company agreed in the Financing Transaction to submit Proposal 2 to the vote of the stockholders. The Board of Directors believes that the elimination of the Classified Board will allow stockholders to express their views annually and eradicate obstacles to removing directors that are not, in the stockholders' opinion, managing the Company in their best interests. This will promote effective management oversight and management's attention to and representation of stockholders' interests. The Board of Directors believes that Proposal 2 also takes away management's ability to perpetuate itself in control of the Company without the support of the stockholders owning a majority of the Company's stock.

         In addition, the Proposal could discourage a potential purchaser of the Company from influencing the Board of Directors by offering terms acceptable to it, such as the continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

         The Company adopted the Classified Board to promote continuity and stability in management and policies by making the Company less vulnerable to attempted takeovers. A classified board extends the time required for a change in control of the board and tends to discourage hostile takeovers because, assuming that each class of directors is equal in size, a majority stockholder could not obtain control of the Board of Directors until the second annual stockholders' meeting after acquiring a majority of the voting stock. While this Proposal may have the effect of making the Company more vulnerable to hostile takeovers, the Board of Directors believes that such a risk is mitigated to some extent by anti-takeover protections of Delaware law, as discussed more fully below. However, in the event that Proposal 1 (approving the conversion and exercise features of the Derivative Securities of the Company) is approved, Lancer could obtain control of the Company's management and policies by converting its Debentures and exercising its Warrants to obtain approximately 57.3% of the voting power of the Company's Common Stock. If Proposals 1 and 2 are approved, Lancer would have the ability to remove directors without cause and elect all of the Company's directors, who are charged with appointing officers and managing the Company.

ANTI-TAKEOVER PROVISIONS OF THE DGCL

         While the elimination of the Classified Board make render the Company more vulnerable to takeover tactics, Delaware law does contain provisions designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a company has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

         The Company is also subject to Section 203 of the DGCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder."
Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

         The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional stock.

         A "business combination" is defined broadly in the DGCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

         Lancer is not subject to the provisions of Section 203 of the DGCL because the Financing Transaction was approved by the Board of Directors. In the event that the stockholders approve Proposal 1 (approving the conversion and exercise features of the Derivative Securities of the Company), Lancer would not be restricted under Section 203 from engaging in a business combination with the Company.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least the majority of the outstanding shares of Common Stock is required in order to approve this Proposal 2. An abstention or failure to vote on this proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this proposal at the Meeting. If approved, this Proposal 2 will become effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which is expected to follow shortly after the approval of this Proposal 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELIMINATION
                OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS

                                   PROPOSAL 3

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
               TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS FOR
             STOCKHOLDERS TO AMEND THE CERTIFICATE OF INCORPORATION

         The Board of Directors has unanimously approved and recommends that the stockholders adopt a resolution amending the Certificate to permit the stockholders to amend the Certificate by the affirmative vote of the holders of the majority of the outstanding voting stock. Currently, the Certificate requires the affirmative vote of two-thirds of the outstanding voting stock to approve amendments to the Certificate unless the proposed amendment has been approved by the affirmative vote of at least eighty percent of the Board of Directors, in which case the affirmative vote of the holders of the majority of the outstanding voting stock is required. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit B. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit
B. In the event that this proposal is approved, the Board of Directors will consider conforming amendments to the Bylaws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

         The Company agreed in the Financing Transaction to submit Proposal 3 to the vote of the stockholders. This Proposal may have the effect of making it less difficult for stockholders to change the number of directors of the Company and to remove the existing management of the Company; consequently, it may encourage potentially unfriendly bids for stock of the Company. This Proposal 3 will also make it less difficult for a stockholder to defuse the Company's takeover defenses that require amending the Certificate. For example, if this Proposal 3 is adopted, stockholders could block attempts by the Board of Directors to amend the Certificate to adopt measures to discourage anti-takeover attempts. For these reasons, the Board of Directors believes that this Proposal may expose the Company to takeovers. In considering Proposal 3, stockholders should consider and review the discussion in "PROPOSAL 2-AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS-Possible Anti-Takeover Effects of the Proposal."

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of at least the majority of the outstanding shares of Common Stock is required in order to approve this Proposal 3. An abstention or failure to vote on this Proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this proposal at the Meeting. If approved, this Proposal 3 will become effective upon the filing of a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which is expected to follow shortly after the approval of this Proposal 3.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELIMINATION
            OF SUPERMAJORITY VOTING REQUIREMENTS FOR STOCKHOLDERS TO
                     AMEND THE CERTIFICATE OF INCORPORATION

                                   PROPOSAL 4

                              ELECTION OF DIRECTORS

NOMINEES FOR CONSIDERATION AT THE MEETING

         The Certificate and Bylaws currently provide for a classified Board of Directors divided into three classes, each nearly equal in number as possible. The Board of Directors, in its sole discretion, by majority vote, may increase or decrease the number of members of the Board. Currently, the Board consists of three (3) directors, with Phil Carter, Gerald Harrington and George Knight currently serving in classes with terms expiring at the 2002, 2001 and 2000 Annual Meetings, respectively, or until their successors are duly elected and qualified. The Board has unanimously adopted a resolution to increase the number of directors on the Board to four (4), commencing immediately after this Meeting. The new directorship shall have a term expiring at the 2003 Annual Meeting in the event that Proposal 2 to eliminate the Classified Board is not adopted at this Meeting; however, in the event that Proposal 2 is adopted, the new directorship shall have a term expiring at the next annual meeting. Vacancies in the Board of Directors may be filled by the Board of Directors and any director chosen to fill a vacancy shall hold office for the full term of the class of directors in which the new directorship was created if Proposal 2 is not adopted or until the next annual meeting of stockholders if Proposal 2 is adopted or, in each case, until his successor is duly elected and qualified.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below to serve as directors until the end of their respective terms or until their successors are elected and qualified. The Company is not aware of any reason that any nominee will be unable to serve or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as shall be nominated by management.

         In the event that Proposal 2 to eliminate the Classified Board is not adopted at this Meeting, the stockholders will be asked elect George Knight and Edward B. Stead at this Meeting for a term expiring at the 2003 Annual Meeting.

         Directors Whose Terms                                                              Year in Which
          Expire at the 2000                                                                Service as a
            Annual Meeting                       Principal Occupation                      Director Began
---------------------------------------------------------------------------------------------------------
George Knight, 58                        Retired                                                1999

Edward B. Stead, 52                      Executive Vice President and General                     -
                                         Counsel of Blockbuster, Inc.
---------------------------------------------------------------------------------------------------------


         In the event that Proposal 2 is adopted, the stockholders will be asked to elect the four persons nominated by the Board of Directors and listed below to serve as directors for a term of one year term and until their successors are duly elected and qualified:

         Phil Carter

         Mr. Carter, age 55, has served as Chairman and Chief Executive Officer since November 1999. He has also held the following positions at the Company: interim Chief Executive Officer (October 8, 1999 to November 22, 1999); director and Chief Operating Officer (January 5, 1999 to September 2, 1999); and Executive Vice President and General Manager of Operations (July 1, 1998 to January 4, 1999). From 1994 until 1998, Mr. Carter owned and operated a privately held real estate sales and development company. From 1986 to 1993, Mr. Carter was President, Chief Operating Officer, and a member of the Board of Directors of Acxiom Corporation, an international database management and direct marketing company. Prior to 1986, Mr. Carter held numerous senior management and executive positions with IBM, including Branch Manager, Regional Manager, and Director of IBM's Value Added Reseller Channel. He is a graduate of the University of Central Arkansas with a Bachelor of Science degree in Math.

         George Knight

         Mr. Knight, age 58, became a member of the Board of Directors during November 1999. He had previously served as a director from November 1998 to September 1999. Mr. Knight retired from IBM in 1995 after a 29 year career in sales and management. Most recently, Mr. Knight was the owner of a insurance agency that was sold in 1997. Mr. Knight also serves as an management consultant, and has performed work for companies such as IBM, Acxiom, Inc. and Dillards Department Stores. He is a graduate of the University of Arkansas with a degree in Civil Engineering.

         Gerald T. Harrington

         Mr. Harrington, age 41, became a director on November 22, 1999. Since February 1999, Mr. Harrington has served as a Managing Director of Capitol City Group, LLC, a Washington, D.C. and Providence, Rhode Island-based government relations firm. Mr. Harrington is also an attorney with the firm of Nadeau & Simmons, P.C. in Providence, Rhode Island, where he has concentrated his practice in municipal finance since February 1999. From 1992 to February 1999, Mr. Harrington was a partner in the law firm of McGovern Noel & Benik, Incorporated, where his practice focused on governmental relations and financial transactions. Mr. Harrington received a Bachelors of Arts degree from Yale University in 1981 and a Juris Doctor degree from the University of Pennsylvania in 1985.

         Edward B. Stead

         Mr. Stead, age 52, has served as executive vice president and general counsel of Blockbuster, Inc. since 1997, and as Blockbuster's secretary since 1999. From 1988 until 1996, Mr. Stead served in various capacities with Apple Computer, Inc., including vice president and general counsel from 1989 until 1995, vice president, general counsel and secretary from 1993 until 1995, and senior vice president, general counsel and secretary from 1995 to 1996. Prior to joining Apple, Mr. Stead served as senior vice president, general counsel and secretary of Cullinet Software, Inc. Mr. Stead also served as a member of the legal advisory board of the National Association of Securities Dealers from 1993 until 1997 and has been a member of the American Law Institute since 1996.

BOARD MEETINGS

         During the year ended December 31, 1999, the Board of Directors met twice and all of the directors were present at the meetings. Additionally, the Board of Directors took action by unanimous written consent 13 times.

         During the year ended December 31, 1999, the Company had an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee is responsible for reviewing the Company's financial and accounting practices and controls and making recommendations concerning the engagement of its independent auditors. The Compensation Committee is responsible for determining the compensation of the officers and employees of the Company and administering the Company's stock option plans. The Audit Committee and the Compensation Committee consists of Messrs. Knight, Harrington and Carter. The Company has no nominating committee.

DIRECTOR'S COMPENSATION

         Currently, the Company has no policy with respect to the granting of fees to directors in connection with their service to the Company. However, the Company may reimburse directors for their cost of travel and lodging to attend meetings of the Board of Directors or committees thereof. In connection with their services as directors of the Company, on November 23, 1999, the Company granted each of George Knight and Gerald Harrington three-year options to purchase 25,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

                             EXECUTIVE COMPENSATION


         The following table sets forth a summary of the compensation paid or accrued for the fiscal years ended December 31, 1999, 1998 and 1997 by the Company to or for the benefit of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                     ------------------------------------------------
                                                                             AWARDS                      PAYOUTS
                                                                             ------                      -------
                                                                     RESTRICTED
NAME AND PRINCIPAL              ANNUAL COMPENSATION                    STOCK          OPTIONS/           ALL OTHER
POSITION                        YEAR      SALARY        BONUS        AWARD(S)($)       SARS(#)           COMPENSATION
-------------------------       ----      ------        -----        ------------     -------            ------------
PHIL CARTER                     1999    $146,950(1)     $12,500          -0-         700,000(2)            $6,321(3)
Chairman of the Board and       1998     $75,000(4)          -0-         -0-         510,000(5)                -0-
Chief Executive Officer;        1997         N/A            N/A         N/A              N/A                  N/A
Former Chief Operating
Officer

GLENN M. FORD                   1999          -0-(6)         -0-         -0-              -0-             $35,926(7)
Interim Chief Financial         1998         N/A            N/A         N/A              N/A                 N/A
Officer                         1997         N/A            N/A         N/A              N/A                 N/A

JACK R. LEADBEATER              1999    $188,125(8)          -0-         -0-         116,943(9)          $30,743 (10)
Former Chairman of the Board    1998    $200,000       $ 70,000          -0-         664,000(11)         $26,295(12)
and Chief Executive Officer     1997     $89,967       $261,463          -0-          19,057(13)              -0-

DAVID S. OLSON                  1999    $188,125(14)         -0-         -0-              -0-            $24,785 (15)
Former Director, President      1998    $200,000       $ 70,000          -0-         664,000(11)         $18,052(16)
and Chief Operating Officer     1997    $ 89,967       $261,463          -0-          19,057(13)              -0-

JOHN IORILLO                    1999    $ 83,125(17)         -0-         -0-              -0-            $38,714 (18)
Former Director and Chief       1998    $ 87,500(19)    $77,500          -0-         150,000(20)         $ 2,586(21)
Financial Officer               1997         N/A            N/A         N/A              N/A                  -0-

MICHAEL G. GLYNN                1999         N/A            N/A         N/A              N/A                 N/A
Former Director and             1998    $200,000(22)         -0-         -0-              -0-            $13,200(23)
Executive Vice President        1997          -0-            -0-    100,000(24)      100,000(25)              -0-

----------------------------

(1) Reflects Mr. Carter's compensation as Chief Operating Officer from January 1, 1999 through September 2, 1999 based on an annual salary of $150,000, together with his compensation as interim Chief Executive Officer from October 8, 1999 to November 1999 based on an annual salary of $175,000, and as Chief Executive Officer from November 29, 1999 through December 31, 1999 based on an annual salary of $195,000.

(2) Reflects options to purchase 700,000 shares of Common Stock granted in conjunction with the commencement of employment as Chief Executive Officer in November 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(3) Includes $6,321 for costs of maintaining a condominium in Phoenix, Arizona.

(4) Reflects Mr. Carter's compensation during the six month period commencing July 1, 1998, the date on which Mr. Carter was initially employed by the Company, based on an annual salary of $150,000.

(5) Reflects options to purchase 510,000 shares of Common Stock granted in conjunction with the commencement of initial employment in 1998, of which options to purchase 360,000 shares of Common Stock were forfeited by virtue of Mr. Carter's termination as Chief Operating Officer on September 2, 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(6) The Company has retained Mr. Ford as Chief Financial Officer through his consulting company, Lauren Management Company.

(7) Includes $25,780 in consulting fees paid to Mr. Ford's company, Lauren Management Company, for professional services rendered from October 20, 1999 through December 31, 1999, based on an annual rate of $129,600. Also includes $10,146 in housing and travel expenses.

(8) Reflects Mr. Leadbeater's compensation as Chief Executive Officer from January 1, 1999 to November 22, 1999, the date of his resignation, based on an annual salary of $210,000.

(9) Reflects options to purchase 116,943 shares of Common Stock granted on August 25, 1999. All of these options were forfeited upon Mr. Leadbeater's resignation as an officer on November 22, 1999.

(10) Includes $21,875 in severance benefits in the form of salary continuation from November 22, 1999, the date of Mr. Leadbeater's resignation as an officer of the Company, through December 31, 1999, based on $210,000 per year. Pursuant the terms of his settlement agreement with the Company, Mr. Leadbeater is entitled to receive severance payments in the form of salary continuation at the annual rate of $210,000 from November 22, 1999 through December 22, 2000. Also includes $8,368 in interest income from a loan made to the Company in 1998, and $500 in premium payments for a life insurance policy. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(11) Reflects options to purchase 664,000 shares of Common Stock ("New Options") granted in exchange for the surrender of options to purchase 332,000 shares of Common Stock ("Merger Options") previously granted on December 22, 1997 as part of the December 22, 1997 merger between the Company and Osage Computer Group, Inc. (the "Merger "). All of the New Options were forfeited on November 22, 1999.

(12) Includes $12,795 in interest income from a loan made to the Company in 1998, and $13,500 in car payments. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(13) Reflects options to purchase 19,057 shares of Common Stock granted immediately following the Merger. All of these options were forfeited on November 22, 1999.

(14) Reflects Mr. Olson's compensation as President from January 1, 1999 to November 22, 1999, the date of his resignation, based on an annual salary of $210,000.

(15) Includes $21,875 in severance benefits in the form of salary continuation from November 22, 1999, the date of his resignation as an officer of the Company, through December 31, 1999, based on $210,000 per year. Pursuant the terms of his settlement agreement with the Company, Mr. Olson is entitled to receive severance payments in the form of salary continuation at the annual rate of $210,000 from November 22, 1999 through December 22, 2000. Also includes $2,410 in interest income from a loan made to the Company in 1998, and $500 in premium payments for a life insurance policy. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(16) Includes $4,552 in interest income from a loan made to the Company in 1998, and $13,500 in car payments. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(17) Reflects Mr. Iorillo's compensation as Chief Financial Officer from January 1, 1999 to October 15, 1999, the date of his resignation, based on an annual salary of $105,000.

(18) Includes $21,875 in severance benefits in the form of salary continuation from October 15, 1999, the date of his resignation as an officer of the Company, through December 31, 1999, based on $105,000 per year. Pursuant the terms of his settlement agreement with the Company, Mr. Iorillo is entitled to receive severance payments in the form of salary continuation at the annual rate of $105,000 from October 16, 1999 through March 31, 2000. Also includes $15,000 in accrued but unpaid wages, $1,339 in interest income from a loan made to the Company in 1998, and $500 in premium payments for a life insurance policy. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(19) Reflects Mr. Iorillo's compensation during 1998 commencing February 16, 1998, the date on which Mr. Iorillo was employed by the Company, based on an annual salary of $100,000.

(20) Includes options to purchase 100,000 shares of Common Stock granted in conjunction with the commencement of employment. Also includes options to purchase 50,000 shares of Common Stock granted during June 1998. All 150,000 of these options were forfeited on October 15, 1999.

(21) Includes $2,396 in interest income from a loan made to the Company in 1998, and $190 in premium payments for a life insurance policy. With respect to the loan, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(22)     Mr. Glynn is a former director and officer of the Company.

(23)     Represents $13,200 in car payments.

(24) Includes 100,000 shares of Common Stock granted to Mr. Glynn in conjunction with his employment.

(25) Pursuant to the terms of his employment agreement, Mr. Glynn was granted options to purchase 100,000 shares of Common Stock; however, these options did not vest due to the Company's failure to achieve certain performance criteria and have since expired.

EMPLOYMENT ARRANGEMENTS

         The Company has an employment agreement with Phil Carter, Chief Executive Officer, with an initial two-year term commencing November 29, 1999. Mr. Carter's annual salary is $195,000, plus a performance-based bonus of up to $292,500 per year. In addition, in the event that the Company is sold to a third party during the term of his employment agreement at a price in excess of $40,000,000 when the Company's Common Stock is trading at $1.00 per share or more, Mr. Carter is entitled to receive a bonus equal to 1% of the acquisition price, provided, however, that such bonus shall not exceed $7,000,000 for a sale in 2000 and $10,000,000 for a sale in 2001. Mr. Carter's employment agreement contains covenants not to solicit the

Company's employees, customers or suppliers for the twelve-month period following the termination of his employment with the Company. In conjunction with his employment as Chief Executive Officer of the Company, Mr. Carter was granted options to purchase 700,000 shares of Common Stock of the Company. See "SUMMARY COMPENSATION TABLE." Mr. Carter is entitled to receive his base salary through November 23, 2001 and an additional twelve months' salary as severance pay in the event that his employment is terminated prior to November 29, 2001.

         Glenn Ford, who currently serves as the Company's Interim Chief Financial Officer, expects to resign on or about April 15, 2000. Upon Mr. Ford's resignation, the Company anticipates that Robert T. Peterson will be appointed Chief Financial Officer. Upon such appointment, the Company expects to enter into an employment agreement with Mr. Peterson. Mr. Peterson served as Senior Vice President, Finance, of Inca Computer Company during 1998 and 1999. From 1995 to 1998, he was Senior Vice President, Finance, of Penske Auto Centers, where he played a key role in negotiating the purchase of more than 800 KMart Auto Centers. Prior to joining Penske, Mr. Peterson spent over 20 years at Leaseway Transportation Corporation, a major provider of transportation services. Mr. Peterson held several positions at Leaseway, including Senior Vice President, Operations Support (1992-1995); Vice President, Planning & Business Analysis (1987-1992); Vice President, Acquisitions (1984-1987); and Director of Business Development (1981-1984). Mr. Peterson holds an MBA from Miami University and an AB degree in Accounting from Ohio Northern University.

SEVERANCE ARRANGEMENTS WITH FORMER MANAGEMENT

         On November 22, 1999, Jack Leadbeater resigned as Chief Executive Officer and David S. Olson resigned as President of the Company. In addition, John Iorillo resigned as Chief Financial Officer of the Company effective as of October 15, 1999. In conjunction with their resignations, each of Messrs. Leadbeater, Olson and Iorillo entered into severance agreements with the Company. Each of the severance arrangements with Messrs. Leadbeater, Olson and Iorillo provides for the termination of their respective employment agreements and the termination benefits agreements with the Company. Each agreement further provides for: (i) severance benefits in the form of salary continuation at $17,500 per month for Messrs. Leadbeater and Olson commencing on November 22, 1999 until December 22, 2000, and $8,750 per month for Mr. Iorillo, commencing October 18, 1999 until March 31, 2000; (ii) reimbursement of reasonable business expenses through their respective resignation dates; and (iii) repayment of certain outstanding loans extended to the Company in the amount of $83,488.44 to Mr. Leadbeater, $7,748.36 to Mr. Olson and $10,000 (plus accrued interest) to Mr. Iorillo, payable upon the terms set forth in their respective agreements. Mr. Iorillo also received accrued wages in the amount of $15,000 pursuant to the terms of his severance agreement. The Company also agreed to provide directors and officers insurance coverage for Messrs. Leadbeater, Olson and Iorillo for a period of one year commencing November 22, 1999, provided such insurance can be obtained at commercially reasonable rates. Messrs. Leadbeater, Olson and Iorillo also surrendered and forfeited all rights to all stock options they held. The agreements of Messrs. Leadbeater and Olson contain covenants not to compete for a three month period commencing November 22, 1999 and covenants not to solicit the Company's employees or customers until after December 22, 2000, for which the Company made lump-sum payments on November 22, 1999 to Mr. Leadbeater and Mr. Olson of $159,360 and $153,360, respectively. The severance agreements also contain mutual releases of the Company and each of Messrs. Leadbeater, Olson and Iorillo.

STOCK OPTIONS

         1993 Stock Option Plan

         The Company's Amended and Restated 1993 Stock Option Plan, as amended (the "1993 Option Plan"), covers 5,000,000 shares of the Company's Common Stock. Under its terms, officers, directors, key employees and consultants of the Company are eligible to receive incentive stock options within the meaning of
Section 422 of the Internal Revenue Code, as well as non-qualified stock options. The 1993 Option Plan is administered by the Board of Directors or a committee designated by the Board of Directors. Incentive stock options, as well as non-qualified stock options, granted under the 1993 Option Plan are exercisable for a period of up to 10 years from the date of grant and at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant. The term of an incentive stock option granted under the 1993 Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of the Common Stock on the date of the grant. As of April 5, 2000, options to purchase 4,029,045 shares of the Company's Common Stock were outstanding under the 1993 Option Plan.

         1999 Employee Stock Purchase Plan

         In June 1999, the stockholders approved the adoption of the Company's 1999 Employee Stock Purchase Plan (the "1999 Plan"). The 1999 Plan covers 1,000,000 shares of the Company's Common Stock. Under its terms, employees, including officers and directors of the Company, are eligible to purchase shares of the Company's Common Stock, up to 10% of the participant's compensation (not to exceed $25,000 in fair market value) in any given year, through accumulated payroll deductions. Purchases may be made four times per year at a price equal to the lesser of (i) 85% of the closing price of the Company's Common Stock reported on the American Stock Exchange ("AMEX") on the first business day of the offering period and (ii) 85% of the closing price of the Company's Common Stock reported on AMEX on the last business day of the offering period. As of April 5, 2000, 69,943 shares of the Company's Common Stock have been purchased by participants in the 1999 Plan.

         Surrender of Options

         In connection with their severance arrangements, Messrs. Leadbeater and Olson surrendered and forfeited all of their respective options on November 22, 1999, and John Iorillo surrendered and forfeited all of his options on October 15, 1999. In connection with his previous termination from the Company during the third quarter of 1999, Mr. Carter forfeited 360,000 of the options granted to him in 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           -------------------------------------
                                    Individual Grants
                           -------------------------------------
                              Number of         % of Total
                             Securities        Options/SARs       Exercise
                             Underlying         Granted to           or
                             Option/SARs       Employees in      Base Price         Expiration
Name                         Granted(#)         Fiscal Year        ($/Sh)              Date
----                         ----------         -----------        ------              ----
Phil Carter                    700,000             23.8%          $  1.50        November 29, 2002
Jack R. Leadbeater             116,943(1)           4.0%          $1.4375        August 25, 2009

------------------------

(1) By virtue of Mr. Leadbeater's resignation as a officer of the Company, all of these options were forfeited on November 22, 1999.


               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of Securities
                                                                 Underlying Unexercised      Value of Unexercised
                                                                      Options/SARs               In-the-Money
                                                                     at FY-End (#)              Options/SARs at
                                Shares                                   Shares                   FY-End ($)
                             Acquired on     Value Realized           Exercisable/               Exercisable/
Name                         Exercise(#)           ($)               Unexercisable             Unexercisable (1)
----                         -----------           ---               -------------             --------------
Phil Carter (2)                  -0-               -0-         (E)450,000/400,000(U)       (E)$0/(U)$0

Jack R. Leadbeater (3)           -0-               -0-         (E)0/(U)0                   (E)$0/(U)$0

------------------------
(1) Based upon $1.3125, the high bid price (per share) of the Company's Common Stock on the last reported trading date during the year ended December 31, 1999 as reported on the American Stock Exchange.

(2) Pursuant to the terms of his employment agreement dated as of November 29, 1999, Mr. Carter was granted options to purchase 700,000 shares of Common Stock (the "1999 Options"). The 1999 Options have a term of three years commencing in November 1999 and an exercise price of $1.50 per share. Subject to accelerated vesting provisions in the event of a change in control of the Company or termination of Mr. Carter's employment for any reason, the 1999 Options vest as follows: (i) 300,000 vest on November 29, 1999, the date of grant; (ii) 200,000 vest on November 29, 2000; and (iii) 200,000 vest on November 29, 2001. Pursuant to the terms of his employment agreement dated as of July 1, 1998, Mr. Carter was granted options to purchase 510,000 shares of Common Stock, of which 360,000 were forfeited upon Mr. Carter's termination as Chief Operating Officer in September 1999. The remaining 150,000 options (the "1998 Options") expire on June 30, 2003 and an exercise price of $4.50 per share. All of the 1998 Options vested on December 31, 1998.

(3) Mr. Leadbeater forfeited all of his options to purchase shares of Common Stock on November 22, 1999, the date of his resignation as an officer and director of the Company.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth, as of April 5, 2000, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.

                                                                                      Shares Owned     Percentage of
                                                                                    Beneficially and    Outstanding
Name and Address                                                                      of Record (1)        Shares
----------------                                                                      -------------        ------
Phil Carter (2).............................................................         453,200 (3)            3.6 %
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Glenn M. Ford (2)...........................................................                   0              0%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Gerald T. Harrington........................................................                   0 (4)          0%
80 Hazael Street
Providence, RI 02908

George Knight...............................................................               3,000 (5)          *
1706 Alton Drive
Fayetteville, AR 72701

Lancer Offshore, Inc........................................................             820,000 (6)        6.8 %
Kaya Flamboyan 9
Curacao, Netherland Antilles

Lancer Partners, LP.........................................................            470,000  (7)        3.8 %
475 Steamboat Road
Greenwich, CT  06830

Michael Lauer...............................................................          1,500,000  (8)       12.4 %
475 Steamboat Road
Greenwich, CT  06830

All Directors and Officers as a group (4 persons)...........................            456,200             3.6 %

---------------------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 12,094,395 shares of Common Stock outstanding as of April 5, 2000.

(2)      Mr. Carter and Mr. Ford are brothers-in-law.

(3) Includes 3,200 shares of Common Stock, and 450,000 shares issuable upon the exercise of vested options. Does not include options to purchase 400,000 shares of Common Stock which have not vested.

(4) Does not include options to purchase 25,000 shares of Common Stock which have not vested.

(5) Includes 3,000 shares of Common Stock. Does not include options to purchase 25,000 shares of Common Stock which have not vested.

(6) Includes 820,000 shares of Common Stock. Does not include 3,666,667 shares of Common Stock issuable upon the exercise of Warrants, or 6,666,667 shares of Common Stock issuable upon the conversion of Debentures, none of which vest until the Company's stockholders approve the exercise of these Warrants and the conversion of the Debentures.

(7) Includes 470,000 shares of Common Stock. Does not include 1,666,666 shares of Common Stock issuable upon the exercise of Warrants, or 1,666,666 shares of Common Stock issuable upon the conversion of Debentures, none of which vest until the Company's stockholders approve the exercise of these Warrants and the conversion of the Debentures.

(8) Includes direct ownership of 40,000 shares and investment control of 1,460,000 shares through Mr. Lauer's role as Managing Member of Lancer Management Group LLC, which is the Manager of Lancer Offshore, Inc. (820,000 shares) and Lancer Voyager Fund (170,000 shares), and Lancer Management Group, II, which is the Manager of Lancer Partners, L.P. (470,000 shares). Mr. Lauer acts as Investment Manager of each of these funds. Does not include the shares of Common Stock issuable upon the conversion of Debentures and exercise of Warrants that will not vest until the Company's stockholders approve the conversion and exercise features of the Debentures and Warrants, which instruments are owned of record either by Michael Lauer or funds managed by Mr. Lauer, as follows: Warrants to purchase an aggregate 7,000,000 shares (of which 3,666,667 are in the name of Lancer Offshore, Inc., 1,666,666 are in the name of Lancer Partners, L.P., 833,334 are in the name of Michael Lauer and 833,333 are in the name of Orbiter Fund, Ltd.), and Debentures convertible into 10,000,000 shares (of which 6,666,667 are in the name of Lancer Offshore, Inc., 1,666,666 are in the name of Lancer Partners, L.P., 833,334 are in the name of Michael Lauer and 833,333 are in the name of Orbiter Fund, Ltd.).

(*)     Less than 1%.

-----------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FINANCING TRANSACTION WITH LANCER

         On November 22, 1999, the Company sold Lancer, a principal stockholder, $3 million principal amount 10% Convertible Subordinated Debentures (the "Debentures") and common stock purchase warrants for a total purchase price of $3 million in a private placement transaction exempt from registration pursuant to Section 4(2) and Regulation D of the Securities Act of 1933, as amended. The principal amount of the Debentures is payable on November 22, 2001 with interest payable at the rate of ten percent (10%) per annum on a quarterly basis commencing December 31, 1999. Interest may be paid in cash, or at the option of Lancer, in shares of Common Stock priced at the "Conversion Price" of the Debentures. At the option of Lancer, the Debentures are convertible into shares of the Company's Common Stock at the Conversion Price per share at any time prior to maturity, commencing once stockholder approval of the conversion feature has been obtained. However, once stockholder approval of the conversion feature has been obtained and the shares of Common Stock issuable upon the conversion of the Debentures may be resold under an effective registration statement filed with the Securities and Exchange Commission, the Debentures shall automatically convert into shares of the Company's Common Stock at the Conversion Price. The Conversion Price shall be $.30 per share of Common Stock (reflective of a twenty (20%) percent discount to the closing bid price of the Common Stock on October 8, 1999).

         The Debentures were privately offered as a Unit, together with warrants that, subject to certain vesting provisions, entitled Lancer to contingently purchase twenty million (20,000,000) shares of Common Stock of the Company at an exercise price of $.30 per share. The warrants consist of 5-year warrants to purchase ten million (10,000,000) shares of Common Stock of the Company (the "Long-Term Warrants") and 90-day warrants to purchase ten million (10,000,000) shares of Common Stock of the Company (the "Short-Term Warrants"). All of the Short-Term Warrants expired on February 22, 2000. The Long-Term Warrants shall vest only once stockholder approval of the exercise feature of these warrants is obtained. In March 2000, Lancer and SPH, its assignee, advanced the $3,000,000 exercise price under the Long-Term Warrants as a demand loan (the "Loan"). In the event that the stockholders approve the exercise feature of the Long-Term Warrants, the entire $3,000,000 will be applied towards the exercise price thereunder.

         On March 31, 2000, Lancer agreed to extend the deadline for the stockholders to approve the conversion feature of the Debentures and the exercise features of the Warrants. In addition, Lancer agreed that, in the event that the Company's stockholders failed to approve the conversion feature of the Debentures and the exercise feature of the Warrants on or before May 31, 2000, Lancer would not require the Company to make payment of the principal obligations created under the Debentures and its portion of the Loan until the earlier to occur of (i) the securing by the Company of alternative financing sufficient to repay the amounts due under the Debentures and the Loan, or (ii) January 2, 2001. In consideration of the extension, the Company agreed that, in the event the stockholders did not approve Proposal 1 by May 31, 2000, it would issue Lancer 25,000 shares of its Common Stock per month commencing June 2000 until the obligations under the Debentures and Loan were repaid in full.


SEVERANCE ARRANGEMENTS WITH FORMER MANAGEMENT

         On November 22, 1999, Jack Leadbeater resigned as Chief Executive Officer and David S. Olson resigned as President of the Company. In addition, John Iorillo resigned as Chief Financial Officer of the Company effective as of October 15, 1999. In conjunction with their resignations, each of Messrs. Leadbeater, Olson and Iorillo entered into severance agreements with the Company. Each of the severance arrangements with Messrs. Leadbeater, Olson and Iorillo provides for the termination of their respective employment agreements and the termination benefits agreements with the Company. Each agreement further provides for: (i) severance benefits in the form of salary continuation at $17,500 per month for Messrs. Leadbeater and Olson commencing on November 22, 1999 until December 22, 2000, and $8,750 per month for Mr. Iorillo, commencing October 18, 1999 until March 31, 2000; (ii) reimbursement of reasonable business expenses through their respective resignation dates; and (iii) repayment of certain outstanding loans extended to the Company in the amount of $83,488.44 to Mr. Leadbeater, $7,748.36 to Mr. Olson and $10,000 (plus accrued interest) to Mr. Iorillo, payable upon the terms set forth in their respective agreements. Mr. Iorillo also received accrued wages in the amount of $15,000 pursuant to the terms of his severance agreement. The Company also agreed to provide directors and officers insurance coverage for Messrs. Leadbeater, Olson and Iorillo for a period of one year commencing November 22, 1999, provided such insurance can be obtained at commercially reasonable rates. Messrs. Leadbeater, Olson and Iorillo also surrendered and forfeited all rights to all stock options they held. The agreements of Messrs. Leadbeater and Olson contain covenants not to compete for a three month period commencing November 22, 1999 and covenants not to solicit the Company's employees or customers until after December 22, 2000, for which the Company made lump-sum payments on November 22, 1999 to Mr. Leadbeater and Mr. Olson of $159,360 and $153,360, respectively. The severance agreements also contain mutual releases of the Company and each of Messrs. Leadbeater, Olson and Iorillo.

CONSULTING SERVICES

         George Knight received $28,100 during the fiscal year ended December 31, 1999 in consideration for providing the Company with management consulting services to the Company. Mr. Knight is a director of the Company.



OPTIONS GRANTED TO MANAGEMENT AND DIRECTORS

         During August 1999, the Company granted Jack Leadbeater ten-year options to purchase 116,943 shares of its Common Stock at $1.4375 per share. Mr. Leadbeater forfeited all of these options on November 22, 1999, the date of his resignation as an officer of the Company.

                                  VOTE REQUIRED

         A plurality of the votes cast by the shares present in person or by proxy is required to elect a nominee as a director.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                     THE NOMINEES TO THE BOARD OF DIRECTORS

                                   PROPOSAL 5
           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
         INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                           50,000,000 TO 100,000,000

         The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares to 100,000,000 shares. A true and correct copy of the proposed amendment is attached hereto as Exhibit C. The statements made in this Proxy Statement regarding the amendment to the Company's Certificate to increase the number of authorized shares of Common Stock should be read in conjunction with and are qualified in their entirety by reference to Exhibit C.

DESCRIPTION OF COMMON STOCK

         Currently, the Certificate authorizes the issuance of 50,000,000 shares of Common Stock, par value $.01 per share. As of April 5, 2000, the Company had 12,094,395 shares of Common Stock issued and outstanding. The issued and outstanding shares of Common Stock are fully paid and nonassessable and held by approximately 300 stockholders of record. Except as otherwise required by law, each share of Common Stock held of record entitles the stockholder to one vote on each matter which stockholders may vote on at all meetings of the stockholders of the Company. The holders of the Company's Common Stock are not entitled to cumulative voting rights nor are they entitled to preemptive, subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable thereto. However, upon liquidation or dissolution of the Company, the holders of the Common Stock are entitled to share ratably in the residual assets of the Company.

         The holders of the Company's Common Stock are entitled to share equally and ratably in dividends paid, when, as and if declared by the Board of Directors out of funds legally available for the payment thereof. Under the Certificate and consistent with Delaware law, the declaration of dividends is subject to the discretion of the Board of Directors. The Company has no present intention of paying cash dividends on the Common Stock; rather, the Company intends to retain earnings to finance the development and expansion of operations. Nonetheless, the payment of cash dividends may be restricted by a number of other factors, including future earnings, capital requirements and the Company's overall financial condition.

REASON FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK

         The Company currently has outstanding: (i) 12,094,395 shares of Common Stock; (ii) warrants to purchase 1,080,500 shares of Common Stock; (iii) options to purchase 4,029,045 shares of Common Stock; (iv) certain obligations to issue shares of Common Stock under earn-out provisions of our prior acquisitions if the financial and performance criteria described in the acquisition agreements are satisfied; and (v) in the event that Proposal 1 is approved and Lancer converts all of the Debentures and exercises all of the Warrants, the Company would have an obligation to issue approximately 20,000,000 shares of Common Stock to Lancer. Therefore, in the event that the stockholders approve Proposal 1, the Company may have an insufficient number of shares of Common Stock available for all of the purposes enumerated in this paragraph.

         The Board of Directors also considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board of Directors the necessary flexibility to issue Common Stock in connection with and in furtherance of general corporate purposes, whether in the nature of stock dividends and splits, acquisitions, financing, employee benefits, the acquisition of other companies, compensation of directors or any other appropriate corporate purpose. The issuance of additional Common Stock, however, shall dilute the voting power of the currently outstanding shares of Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

         Although neither the Board of Directors nor the management of the Company views this proposal as an anti-takeover measure, the Company could use authorized but unissued Common Stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares of the Common Stock with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate would receive the requisite vote. Notwithstanding the potential anti-takeover effect of the authorization of additional Common Stock, the Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock for the reasons set forth above.

                           VOTE REQUIRED FOR APPROVAL

         Under the Certificate, the affirmative vote of at least a majority of the outstanding shares of Common Stock is required to approve this proposal to amend the Certificate to authorize an increase in the number of shares of Common Stock available for issuance. An abstention or failure to vote on this proposal is not an affirmative vote, and therefore will have the same effect as a negative vote on this proposal at the Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL TO THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE
 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

                                   PROPOSAL 6
               RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

         Deloitte & Touche LLP has audited the Company's financial statements for the year ended December 31, 1999. The Board of Directors has selected Deloitte & Touche LLP to serve as the independent auditors for the Company for the fiscal year ending December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting to make a statement, if they so desire, and to be available to respond to appropriate questions.

         The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of Deloitte & Touche LLP as the Company's independent auditors.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of Common Stock, present, in person or by proxy, at the Meeting is required for ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
        DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                              THE 2000 FISCAL YEAR


                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of a class of the Company's equity securities registered under the Exchange Act to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations from certain reporting persons, the Company believes that during fiscal 1999 all reporting persons timely complied with all filing requirements applicable to them, except for certain reports, which include: (i) a Form 4 for each of Messrs. Leadbeater, Olson, Iorillo; (ii) a Form 3 for Gerald T. Harrington; (iii) a Form 5 for George Knight; and (iv) a Schedule 13G for Lancer.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         The Company currently intends to hold its 2001 Annual Meeting of Stockholders in May 2001 and to mail proxy statements relating to such meeting in April 2001. In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Stockholders, such proposals must be received by the Company no later than December 31, 2000 and must otherwise be in compliance with all applicable laws and regulations.



                                              By Order of the Board of Directors


                                              /s/ Phil Carter
                                              ---------------
                                              Phil Carter
                                              Chairman of the Board and
                                              Chief Executive Officer


Dated:  April 14, 2000

                                    EXHIBIT A

                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            OSAGE SYSTEMS GROUP, INC.

                  RESOLVED,that Article Seventh of the Certificate of
                           Incorporation of the Corporation, as amended to date, be restated in its entirety to read:

                           "Board of Directors and Bylaws. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the Bylaws. Directors need not be elected by written ballot, unless specified otherwise in the Bylaws of the Corporation. The Bylaws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any bylaw made by the Board of Directors is subject to amendment and repeal by the stockholders of the Corporation.

                           "(a) Numbers, Elections And Terms. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

                           "(b) Newly Created Directorships And Vacancies. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors than in office, even though less then a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until such Director's successor shall have been elected and qualified.

                           "(c) Removal. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office with or without cause and only by the affirmative vote of the holders of the majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class."

                                    EXHIBIT B

                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            OSAGE SYSTEMS GROUP, INC.



                  RESOLVED,that Article Tenth of the Certificate of
                           Incorporation be restated in its entirety to read:

                           "Amendments to the Certificate of Incorporation shall require the affirmative vote of the holders of the majority of the combined outstanding voting stock entitled to vote on a proposed amendment to the Certificate of Incorporation."

                                    EXHIBIT C

                        FORM OF CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            OSAGE SYSTEMS GROUP, INC.

                  RESOLVED,that Article Fourth of the Certificate of
                           Incorporation of the Corporation, as amended to date, be restated in its entirety to read:

                  "Capital Stock." The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock of the par value of One Cent ($.01) per share (hereinafter called "Common Stock") and of which Ten Million (10,000,000) shares shall be Preferred Stock of the par value of One Cent ($.01) per share (hereinafter called "Preferred Stock").

                           OSAGE SYSTEMS GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Phil Carter, with power to appoint a substitute and hereby authorizes him to represent and to vote all shares of Common Stock of Osage Systems Group, Inc. held of record by the undersigned on April 5, 2000 at the Annual Meeting of Stockholders of Osage Systems Group, Inc. to be held on May 31, 2000 and at any adjournment(s) or postponement(s) thereof, and to vote as directed on the reverse side of this form and, in his discretion, upon such other matters not specified as may come before said meeting.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ISSUANCE OF COMMON STOCK UNDER THE DEBENTURES AND WARRANTS, FOR THE ELIMINATION OF THE CLASSIFIED BOARD, FOR THE ELIMINATION OF THE SUPERMAJORITY VOTING PROVISION, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR OSAGE SYSTEMS GROUP, INC. FOR THE 2000 FISCAL YEAR.

1. Proposal 1
   Approve the issuance of more than 20% of the Company's outstanding Common Stock upon conversion of outstanding debentures and exercise of outstanding warrants at below-market prices.

  [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

2. Proposal 2
  Amendment to the Certificate of Incorporation to eliminate the classification of the Board of Directors.

  [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

3. Proposal 3
  Amendment to the Certificate of Incorporation to eliminate the supermajority vote of stockholders to amend the Certificate of Incorporation.

  [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

                                SEE REVERSE SIDE

4. Proposal 4
   A. Election of Directors (if Proposal 2 is approved)

                             FOR       WITHHELD
  Phil Carter                [ ]         [ ]
  Gerald T. Harrington       [ ]         [ ]
                             FOR       WITHHELD
  George Knight              [ ]         [ ]
  Edward B. Stead            [ ]         [ ]

  B. Election of Directors (if Proposal 2 is not approved)

                             FOR       WITHHELD
  George Knight              [ ]         [ ]
                             FOR       WITHHELD
  Edward B. Stead            [ ]         [ ]

5. Proposal 5
  Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

  [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

6. Proposal 6
  Ratification of the appointment of Deloitte & Touche LLP as Independent
   Auditors for the Company.

  [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

                                             PLEASE SIGN, DATE AND RETURN YOUR
                                             PROXY PROMPTLY IN THE ENCLOSED
                                             ENVELOPE. NO POSTAGE REQUIRED IF
                                             MAILED IN THE UNITED STATES.

                                             NOTE: Please sign name(s) exactly
                                             as printed hereon. Joint owners
                                             should each sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.

                                             SIGNATURE(S)
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             DATE ------------------------, 2000